Exhibit 4.3

D.R. HORTON, INC.,
THE GUARANTORS PARTY HERETO,
and
AMERICAN STOCK TRANSFER & TRUST COMPANY,
as
Trustee

SIXTH SUPPLEMENTAL INDENTURE
Dated as of June 13, 2006

Supplementing the Indenture
Dated as of September 11, 2000
with respect to the
9.75% Senior Subordinated Notes Due 2010

     THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of June 13, 2006, to the Indenture, dated as of September 11, 2000 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (which includes all entities listed as an Existing Guarantor on the signature pages hereof) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior subordinated debt securities (the “Securities”) to be issued in one or more series as the Indenture provides;
     WHEREAS, pursuant to the First Supplemental Indenture, dated as of September 11, 2000, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 9.75% Senior Subordinated Notes due 2010 (the “Notes”);
     WHEREAS, pursuant to the Third Supplemental Indenture, dated as of May 21, 2001 and effective as of March 31, 2001, among the Company, the guarantors party thereto and the Trustee, the Company caused certain Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, pursuant to the Fourth Supplemental Indenture, dated as of February 21, 2002, among the Company, the guarantors party thereto and the Trustee, the Company caused certain Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, pursuant to the Fifth Supplemental Indenture, dated as of January 23, 2006, among the Company, the guarantors party thereto and the Trustee, the Company caused certain Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, pursuant to Section 4.05 of the Indenture, any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary by the Board of Directors of the Company (which includes an authorized committee thereof) is required to guarantee the Notes for all purposes under the Indenture;
     WHEREAS, the Board of Directors of the Company has redesignated certain Unrestricted Subsidiaries of the Company as Restricted Subsidiaries of the Company;
     WHEREAS, pursuant to Section 4.05 of the Indenture, in order for such former Unrestricted Subsidiaries to be bound by those terms applicable to a Guarantor under the Indenture, such former Unrestricted Subsidiaries (the “Additional Guarantors”) must execute and deliver a supplemental indenture pursuant to which such Additional Guarantors shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture;

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     WHEREAS, the execution of this Sixth Supplemental Indenture has been duly authorized by the Boards of Directors or other governing bodies of the Company and the Additional Guarantors and all things necessary to make this Sixth Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and the Additional Guarantors according to its terms have been done and performed;
     NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Notes as follows:
ARTICLE I.
ADDITIONAL GUARANTORS
     1.1. In accordance with Section 4.05 of the Indenture and as provided in ARTICLE NINE of the Indenture and the form of notation on security relating to Guarantee attached thereto, the following Additional Guarantors hereby unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Indenture, including without limitation, Article Nine thereof:

Name	Jurisdiction of Organization
D.R. Horton, Inc. — Los Angeles	Delaware
DRH Regrem XIII, Inc.	Delaware
DRH Regrem XIV, Inc.	Delaware
DRH Regrem XV, Inc.	Delaware
DRH Regrem XVI, Inc.	Delaware
DRH Regrem XVII, Inc.	Delaware
DRH Regrem XVIII, Inc.	Delaware
DRH Regrem XIX, Inc.	Delaware
DRH Regrem XX, Inc.	Delaware
DRH Regrem XXI, Inc.	Delaware
DRH Regrem XXII, Inc.	Delaware
DRH Regrem XXIII, Inc.	Delaware
DRH Regrem XXIV, Inc.	Delaware
     1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.
ARTICLE II.
MISCELLANEOUS
     2.1. This Sixth Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Sixth Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

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     2.2 The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     2.3 In the event that any provision in this Sixth Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     2.4 The article headings herein are for convenience only and shall not affect the construction hereof.
     2.5 Any capitalized term used in this Sixth Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.
     2.6 All covenants and agreements in this Sixth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Sixth Supplemental Indenture shall bind its successors and assigns.
     2.7 The laws of the State of New York shall govern this Sixth Supplemental Indenture, the Notes and the Guarantees.
     2.8 Except as amended by this Sixth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.
     2.9 This Sixth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Sixth Supplemental Indenture.
     2.10 All liability described in paragraph 13 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.
     2.11 The Trustee accepts the modifications of the trust effected by this Sixth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Sixth Supplemental Indenture and the Trustee makes no representation with respect thereto.
[SIGNATURES INTENTIONALLY APPEAR ON NEXT PAGE FOLLOWING]

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     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first above written.

D.R. HORTON, INC.

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXISTING GUARANTORS:
C. RICHARD DOBSON BUILDERS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. — BIRMINGHAM
D.R. HORTON, INC. — CHICAGO
D.R. HORTON, INC. — DENVER
D.R. HORTON, INC. — DIETZ-CRANE
D.R. HORTON, INC. — FRESNO
D.R. HORTON, INC. — GREENSBORO
D.R. HORTON, INC. — GULF COAST
D.R. HORTON, INC. — JACKSONVILLE
D.R. HORTON, INC. — LOUISVILLE
D.R. HORTON, INC. — MINNESOTA
D.R. HORTON, INC. — NEW JERSEY
D.R. HORTON, INC. — PORTLAND
D.R. HORTON, INC. — SACRAMENTO
D.R. HORTON, INC. — TORREY
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON ORANGE COUNTY, INC.
D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH ENERGY, INC.
DRH REGREM X, INC.
DRH REGREM XI, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and
Chief Financial Officer

CH INVESTMENTS OF TEXAS, INC.
MEADOWS II, LTD.
THE CLUB AT PRADERA, INC.

By:	/s/ ROBERT E. COLTIN

Robert E. Coltin
Vice President

CONTINENTAL HOMES OF TEXAS, L.P.

By: CHTEX of Texas, Inc., its General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON — EMERALD, LTD.
D.R. HORTON — TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By: Meadows I, Ltd.,its General Partner

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, LLC

By: Meadows IX, Inc., a Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By: Meadows X, Inc., a Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
DRH REGREM VIII, LLC

By: D.R. Horton, Inc. — Chicago, its Member

By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING CO., A CALIFORNIA LIMITED PARTNERSHIP
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

	By:	/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC,
its Member

	By:		SHLR of Nevada, Inc.
its Member

		By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation,
its Manager

	By:		/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc.,
its Member

	By:		/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc.,
its Member

	By:		/s/ BILL W. WHEAT

Bill W. Wheat
Executive Vice President and Chief Financial Officer

ADDITIONAL GUARANTORS:

D.R. HORTON, INC. — LOS ANGELES
DRH REGREM XIII, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.

By:	/s/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Trustee

By:	/s/ HERBERT J. LEMMER
Name:	Herbert J. Lemmer
Title:	Vice President